UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2021

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement

On April 23, 2021 (the “PSP3 Closing Date”), Hawaiian Airlines, Inc. (“Hawaiian”), a Delaware corporation and wholly owned subsidiary of Hawaiian Holdings, Inc. (the “Company”), entered into a Payroll Support Program 3 Agreement (the “PSP3 Agreement”) with the U.S. Department of the Treasury (“Treasury”) with respect to the Payroll Support Program 3 (the “PSP3”) under Section 7301 of the American Rescue Plan Act of 2021. In connection with its entry into the PSP3 Agreement, on the PSP3 Closing Date, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with Treasury, and Hawaiian issued a promissory note to Treasury (the “Note”), with the Company as guarantor of Hawaiian’s obligations thereunder.

PSP3 Agreement

Pursuant to the PSP3 Agreement, Treasury is to provide Hawaiian with financial assistance to be paid in installments (each, an “Installment”) expected to total in the aggregate approximately $179.7 million, to be used exclusively for the purpose of continuing to pay employee salaries, wages and benefits. The first Installment, in the amount of approximately $89.8 million (representing 50% of the current expected total payment), was disbursed by Treasury on April 23, 2021. The remaining Installments are anticipated to be paid as follows: (i) 50% of the current expected total payment anticipated in the second quarter of 2021 and (ii) a possible final payment based on any adjustments by Treasury to the initial expected total payment.

Under the PSP3 Agreement, Hawaiian, on behalf of itself and the Company, agreed to (i) refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through the later of September 30, 2021 and the date all payments received under the PSP3 have been expended, (ii) limit executive compensation through April 1, 2023 and (iii) suspend payment of dividends and stock repurchases through September 30, 2022. The PSP3 Agreement also imposes certain Treasury-mandated reporting obligations on Hawaiian and the Company. Finally, Hawaiian is required to continue to provide air service to markets served prior to March 1, 2020 until March 1, 2022, to the extent determined reasonable and practicable by the U.S. Department of Transportation.

Promissory Note

The Note issued by Hawaiian to Treasury has an initial principal amount of $0.0, subject to an increase equal to 30% of the amount of each additional Installment disbursed under the PSP3 Agreement after the PSP3 Closing Date, provided that no increase to the Note principal amount shall occur until the aggregate principal amount of any disbursements under the PSP3 Agreement is greater than $100 million, and includes a guarantee of Hawaiian’s obligations by the Company. Assuming disbursement of all scheduled Installments pursuant to the PSP3 Agreement of approximately $179.7 million, the Note will have a total principal amount of approximately $23.9 million.

The Note has a ten-year term and bears interest at a rate per annum equal to 1% until the fifth anniversary of the PSP3 Closing Date, and thereafter bears interest at a rate equal to the secured overnight financing rate plus 2% until the tenth anniversary of the PSP3 Closing Date, which interest is payable semi-annually beginning on September 30, 2021. The Note may be prepaid at any time, without penalty. Within 30 days of the occurrence of certain change of control triggering events, Hawaiian is required to prepay the aggregate amount outstanding under the Note. The Note specifies certain events of default, including non-payment of principal or interest, inaccuracy of representations and warranties, non-compliance with covenants, cross-acceleration and cross-payment default of other indebtedness of Hawaiian amounting to $10.0 million or greater, bankruptcy or insolvency, entry of judgment liens against Hawaiian (not covered by insurance) exceeding $10.0 million, or non-monetary judgments reasonably expected to have a material adverse effect on Hawaiian.

Warrant Agreement and Warrants

As compensation to the U.S. government for the provision of financial assistance under the PSP3 Agreement, and pursuant to the Warrant Agreement, the Company has agreed to issue to Treasury warrants (each, a “Warrant”) to purchase shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $27.27 per share (“Exercise Price”), which was the closing price of the Company’s common stock on March 10, 2021. Pursuant to the Warrant Agreement, (a) on the PSP3 Closing Date, the Company did not issue to Treasury a Warrant to purchase shares of the Company’s common stock and (b) on the date of each increase of the principal amount of the Note in connection with the disbursement of an additional Installment under the PSP3 Agreement, the Company will issue to

Treasury a Warrant for a number of shares of the Company’s common stock equal to 10% of such increase of the principal amount of the Note divided by the Exercise Price. Assuming the disbursement of all scheduled Installments pursuant to the PSP3 Agreement, the total number of Warrant Shares issuable to Treasury is anticipated to be 87,670. The Warrants are non-voting, freely transferable, may be settled as net shares or in cash at the Company’s option, expire five years from the date of issuance, and contain registration rights and customary anti-dilution provisions.

Any issuance of the Warrants under the Warrant Agreement is pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving a public offering. Any issuance of Warrant Shares upon exercise of the Warrants will be exempt as an exchange by the Company exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The foregoing summary of these agreements is not complete and is qualified in its entirety by such agreements, copies of which will be filed with the Securities and Exchange Commission on a later date.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The information described under Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, expectations and plans with respect to participation in the PSP3 and the terms and conditions of the agreements entered into by the Company and Hawaiian in connection therewith. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” “will,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment and conditions outside the Company’s control, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements. These risks, uncertainties and assumptions also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2021

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer